Exhibit 10.7

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Summary of Material Terms of Davy Agreement

On February 16, 2009, Zibo Jiazhou Chemical entered into an agreement with Davy Process Technology Limited, a British company (“Davy”), pursuant to which Davy licensed certain technology and know-how, technical documentation, contract equipment, contract catalyst, technical service and technical training to be supplied by Davy for the construction of a plant for Zibo Jiazhou Chemical to manufacture products, up to a maximum of 55,000 metric tons of 1,4-butanediol equivalent, on an annual basis (the “Davy Contract”).

The total contract price is Euro 16,650,000 or US$20,326,320  as of June 30, 2010 and is fixed, including (i) a fee for license of technology and know-how of Euro7,700,000 or US$ 9,400,160 as of June 30, 2010  ; (ii) a fee for contract equipment and contract catalyst of Euro 4,750,000 or US$5,798,800 as of June 30, 2010  ; (iii) a fee for technical documentation of Euro3,600,000 or US$4,394,880 as of June 30, 2010  ; (iv) a fee for technical service at Euro 471,240 or US$575,290 as of June 30, 2010  ; and (v) a fee for technical training at Euro 128,760 or US$157,190 as of June 30, 2010 . According to the payment schedule provided in the Davy Contract, the initial payment (20%) of the fees for the license of technology and know-how and the fee for technical documentation of Euro2,260,000 or US$ 3,190,888 as of July 17, 2009 (the “Initial Software Fee”) shall be made within 20 days after receipt of corresponding invoice issued by Davy; the initial payment (50%) of fee for contract equipment and contract catalyst of Euro2,375,000 or US$ 3,3353,257 as of July 27, 2009   (the “Initial Equipment Fee”) shall be made within 20 days after receipt of corresponding invoice issued by Davy; payments of subsequent installments and/or other fees shall be made after corresponding technical documentation, services and/or training been delivered. Zibo Jiazhou Chemical fully paid the initial software fee and the initial equipment fee on July 17, 2009 and July 27, 2009, respectively.